SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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PREMIERE GLOBAL SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

CRESCENDO PARTNERS II, L.P., SERIES E
CRESCENDO INVESTMENTS II, LLC
ERIC ROSENFELD
COLIN D. WATSON
THE PREMIERE FULL VALUE COMMITTEE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 30, 2007

THE PREMIERE FULL VALUE COMMITTEE

_______, 2007

Fellow Shareholders:

The members of The Premiere Full Value Committee (the “Committee”) are significant shareholders of Premiere Global Services, Inc., a Georgia corporation (“Premiere” or the “Company”). The Committee does not believe that the current Board of Directors of the Company is acting in your best interests. The Committee believes that the Company’s public market valuation does not accurately reflect the intrinsic value of the Company and that the Board of Directors has not taken the necessary steps to close this value gap. In particular, we believe that (i) the management has demonstrated a poor track record for predicting the future performance of our Company and therefore lacks credibility in the investment community, (ii) the Board of Directors has failed to properly optimize the Company’s capital structure, (iii) management and Board compensation is excessive and (iv) the Company has maintained poor corporate governance policies. In our opinion, these factors have led to a market valuation that does not accurately reflect the intrinsic value of the Company and a stagnant stock price over the past three years. The Committee is therefore seeking your support at the upcoming annual meeting.

In light of the prolonged poor performance and undervaluation of the Company’s common stock, the Committee believes that the Board should retain a leading investment bank to explore all strategic alternatives available to the Company to maximize shareholder value, including, but not limited to, a sale to or merger with a third party, divestitures and recapitalizations. The Committee believes that the Company has attributes that would make it attractive to both strategic buyers and financial buyers.

If elected, our nominees will represent a minority of the Board. Accordingly, the nominees will not be able to adopt any measures without the support of at least some members of the current Board. Nevertheless, we believe that the election of our nominees will provide a strong signal to the current Board that the shareholders of Premiere want a change in the direction of the Company, support the hiring of an investment bank to explore all strategic alternatives and support corporate governance reforms.

The Committee urges you to consider carefully the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about _____, 2007.

If you have already voted for the incumbent management slate using the [WHITE] proxy card, you have every right to change your vote by signing, dating and returning a later dated proxy.

If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc., which is assisting us, at their address and toll-free numbers listed on the following page.

Thank you for your support, THE PREMIERE FULL VALUE COMMITTEE

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Committee’s proxy materials, please call
MacKenzie Partners, Inc. at the phone numbers listed below.

MacKenzie Partners, Inc.

Call Collect: (212) 929-5500
or
Call Toll Free: (800) 322-2885

PRELIMINARY COPY

2007 ANNUAL MEETING OF THE SHAREHOLDERS

OF

PREMIERE GLOBAL SERVICES, INC.

_____________________

PROXY STATEMENT

OF

THE PREMIERE FULL VALUE COMMITTEE

_____________________

The members of The Premiere Full Value Committee (the “Committee”) are significant shareholders of Premiere Global Services, Inc. (“Premiere” or the “Company”). The Committee does not believe that the current Board of Directors of Premiere (the “Premiere Board”) is acting in the best interests of its shareholders. The Committee is therefore seeking your support at the annual meeting of shareholders scheduled to be held at [__________________, __________, _________ ________, on _______________ __, 2007, at __:__ _.M. (local time)], including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”) for the following:

1.
To elect the Committee’s slate of director nominees, Eric Rosenfeld and Colin D. Watson (the “Nominees”), to serve as directors of the Company for a one-year term that expires at the 2008 annual meeting of the Company’s shareholders. However, if Proposal 2 (described below) is not approved by the requisite vote of stockholders, the terms of the Nominees, if elected at the Annual Meeting, will expire at the 2010 annual meeting of the Company’s shareholders; and

2.	To approve an amendment to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to declassify the Premiere Board (the “Bylaw Proposal”).

As of ________ __, 2007, the approximate date on which this Proxy Statement is being mailed to shareholders, the members of the Committee were collectively the beneficial owners of an aggregate of [2,814,400] shares of common stock of the Company, $0.01 par value per share (the “Shares”), which currently represent approximately [4%] of the issued and outstanding Shares. The Committee is composed of Crescendo Partners II, L.P., Series E, a Delaware limited partnership (“Crescendo Partners II”), Crescendo Investments II, LLC, a Delaware limited liability company (“Crescendo Investments II”), Eric Rosenfeld and Colin D. Watson. Each of these individuals and entities are deemed participants in this proxy solicitation. See “Certain Information Concerning the Participants.” This Proxy Statement and the GOLD proxy card are first being furnished to Premiere’s shareholders on or about ___________ __, 2007.

Premiere has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as ___________, 2007 (the “Record Date”). As of the Record Date, the members of the Committee were collectively the beneficial owners of an aggregate of [2,814,400] Shares, all of which Shares are entitled to be voted at the Annual Meeting. The mailing address of the principal executive offices of the Company is 3399 Peachtree Road NE, The Lenox Building, Suite 700, Atlanta, GA 30326. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were ____________ Shares outstanding and entitled to vote at the Annual Meeting. The participants in this solicitation intend to vote all of their Shares FOR the election of the Nominees and the Bylaw Proposal described herein.

THE COMMITTEE’S NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE COMPANY’S SHAREHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF PREMIERE CAN BEST BE EXPRESSED THROUGH THE ELECTION OF THE NOMINEES AND THE APPROVAL OF THE BYLAW PROPOSAL. ACCORDINGLY, WE URGE YOU TO VOTE YOUR GOLD PROXY CARD FOR ERIC ROSENFELD AND COLIN D. WATSON AND THE APPROVAL OF THE BYLAW PROPOSAL TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF PREMIERE. THE COMMITTEE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, OF WHICH THE COMMITTEE IS NOT AWARE A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY SENT A [WHITE] PROXY CARD FURNISHED BY PREMIERE MANAGEMENT TO PREMIERE, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ELECTION OF PREMIERE’S NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO OUR PROXY SOLICITOR MACKENZIE PARTNERS, INC. (“MACKENZIE”) OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE “RECORD DATE AND VOTING” ON PAGE 19.

IMPORTANT

Your vote is important, no matter how many or few Shares you own. The Committee urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Committee’s Nominees and the Bylaw Proposal.

•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to the Committee, c/o MacKenzie Partners, Inc., in the enclosed envelope today.

•
If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GOLD proxy card. The Committee urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Committee, c/o MacKenzie Partners, Inc., who is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

If you have any questions regarding your proxy,
or need assistance in voting your Shares, please call:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016

Call Toll-Free: l-800-322-2885
E-Mail: proxy@MacKenziepartners.com

REASONS FOR OUR SOLICITATION

We are significant shareholders of the Company. The Committee owns in the aggregate a total of [2,814,400] Shares, representing approximately [4]% of the issued and outstanding common stock of the Company, which Shares were purchased in the open market, except as otherwise noted on Schedule I, for a total purchase price of approximately $[_________], including brokerage commissions. As significant shareholders of Premiere, we have one simple goal – to maximize the value of the Shares for all shareholders.

Our Nominees will attempt to work with other members of the Premiere Board to pursue the options that they believe are in the best interests of the shareholders and which will maximize shareholder value. In putting forth the Nominees for election at the Annual Meeting, the Committee is not attempting to take control of the Company. In fact, even if our Nominees are elected to the Premiere Board, they will comprise a minority of the board.

Our Nominees are committed to working to optimize the Company’s capital structure, closely monitoring and promoting the accountability of senior management, advocating corporate governance improvements and encouraging and overseeing efforts to maximize shareholder value. The Committee believes that change on the Premiere Board is needed for the following reasons.

MARKET VALUATION DOES NOT ACCURATELY REFLECT
INTRINSIC VALUE

The Committee believes that the Company’s public market valuation does not accurately reflect the intrinsic value of the Company and that the Premiere Board has not taken the necessary steps to close this value gap. It is our belief that the market fails to properly value the Company for a number of reasons, including management’s lack of credibility in the investment community, the Premiere Board’s inability to properly optimize the Company’s capital structure, the Company’s excessive compensation paid to management and the members of the Premiere Board and the Company’s poor corporate governance practices. During the three years prior to Crescendo Partners II announcing its intention to nominate two people for election to the Premiere Board, the Company’s stock price decreased by more than 6%. On November 28, 2003, the stock price of Premiere closed at $8.72 and on November 30, 2006, it closed at $8.15. During this same time period, the S&P 500 rose 32.4%.

In fact, Premiere’s stock price only began to increase after Crescendo Partners II announced on December 1, 2006 its intention to nominate two directors at the 2007 Annual Meeting. Premiere’s stock price rose from $8.15 to $8.89, or approximately 9.1%, the day that Crescendo announced it would nominate two directors. Since then, the stock price has increased to $11.15 as of March 29, 2007. We believe that this rise in the stock is a result of the market’s confidence in our ability to take active steps to unlock the intrinsic value of the Company’s shares.

STOCK PERFORMANCE OF PREMIERE’S COMMON STOCK HAS LAGGED
INDICES AND PEERS

The stock price of a company is the ultimate report card for its management and its board of directors. Premiere’s stock performance has fared poorly over the past three years.

Premiere’s stock performance fares even worse on a relative basis than on an absolute one.

Premiere’s stock has underperformed both the S&P 500 as well as its peer group1 over the past three years. The following table highlights Premiere’s stock price underperformance.

200.0
180.0
160.0
140.0
120.0
100.0
80.0
60.0
40.0
20.0
-
2003
2004
2005
2006
PGI
S&P 500
Peer Group

	12/31/2003	12/31/2004	12/31/2005	12/31/2006	3 yr CAGR
PGI	100.0	121.6	92.3	107.2	*2.3%*
S&P 500	100.0	110.9	116.3	134.7	*10.4%*
Peer Group	100.0	117.9	139.0	173.9	*20.3%*

VALUABLE TO STRATEGIC AND FINANCIAL ACQUIRORS

The Committee believes the value of Premiere to either a strategic competitor or to a private equity firm is significantly greater than the Company’s current public market valuation. The current M&A market has been fueled by increased investment in private equity funds coupled with historically favorable lending terms. This has resulted in a seller’s market which we believe the Company should take advantage of. Premiere has three company specific attributes that we believe would make it attractive to potential acquirors:

1)
Strong Cash Flow Generation: Premiere has generated a significant amount of free cash flow during the past four years. Free cash flow, which we define as Cash Flow from Operations less Capital Expenditures has totaled approximately $202.7 million during the past four years.

2)
Leverageable Balance Sheet: An acquirer has the ability to put a significant amount of additional debt on the balance sheet. According to Callan Associates, an industry consulting firm, the average debt-to-EBITDA for an LBO as of June 2006 was 5.3x. The acquisition in 2006 of West Corporation, a communications solutions provider that competes with Premiere, provides a relevant frame of reference for debt-to-EBITDA for an LBO. According to Morgan Keegan & Co., an investment bank, the debt-to-EBITDA for the West Corporation LBO was 7x. During the last twelve months (“LTM”), Premiere generated $92.3 million of EBITDA (defined as operating income plus depreciation, amortization and restructuring costs) and currently has net debt of $117.8 million, or just 1.3x LTM EBITDA.

3)	Elimination of Costs: A strategic buyer would be able to eliminate a significant amount of costs, thereby allowing shareholders to benefit from such cost-savings.

[1] Premiere’s peer group, as determined by Premiere, includes ACT Teleconferencing, Inc., Critical Path, Inc., Docucorp International, Inc., EasyLink Services Corporation, Genesys SA, J2 Global Communications, Inc. and WebEx Communications, Inc.

LACK OF MANAGEMENT CREDIBILITY

In our opinion, management has demonstrated a poor track record for predicting the future performance of our Company. As illustrated below, historically there has been a gap between what management has forecasted to investors and what has actually happened:

PREMIERE’S 2005 GUIDANCE	PREMIERE’S RESULTS - 2005

1st Quarter 2005 Earnings Press Release – April 21, 2005

2005 Company Guidance: “Revenues in 2005 are expected to be in the range of $510 to $525 million and diluted EPS in 2005 is expected to be in the range of $0.70 to $0.73.”

Revenues of $497.4 million and diluted EPS of $0.67 = BELOW GUIDANCE

2nd Quarter 2005 Earnings Press Release – July 27, 2005

2005 Company Guidance: “Premiere Global now anticipates revenues in 2005 will be in the range of $505 to $510 million… Premiere Global believes diluted EPS from continuing operations in 2005 will be in the range of $0.70 to $0.73, as previously guided.”

PREMIERE’S 2006 GUIDANCE	PREMIERE’S RESULTS -2006

1st Quarter 2006 Earnings Press Release – April 27, 2006

2006 Company Guidance: Projected pro forma diluted EPS from continuing operations expected to be $0.70-$0.78 and projected cash flows from operations of $78 to $85 million.

Pro forma diluted EPS from continuing operations of $0.68 and cash flows from operations of $74.1 million and = BELOW GUIDANCE

2nd Quarter 2006 Earnings Press Release – July 26, 2006

2006 Company Guidance: “The Company confirms its financial outlook… for pro forma diluted EPS from continuing operations as previously provided in its first quarter earnings release dated April 27, 2006.” The Company also confirmed its guidance from the first quarter for cash flows from operations of $78 to $85 million.

This sort of guidance and failure to perform appears to us to have caused the investment community to lose confidence in management and the Premiere Board. We also fear that Premiere’s intrinsic value may continue to erode under the continued stewardship of current management and the Premiere Board.

Based on the track record of the Premiere Board, we question its ability to implement tangible steps towards improving the performance of the Company.

UNDER-CAPITALIZED BALANCE SHEET

The Committee believes that Premiere is not operating under an optimal capital structure. In our opinion, the Board missed a tremendous opportunity to do a large-scale tender offer for its shares when the Company’s shares were trading at significantly lower prices than they are today. Should the Company decide to continue as a stand-alone entity, we feel that its strong cash flow would support a significantly higher debt level than its current level. We urge the Company to use additional debt to make a significant share repurchase through a tender offer. We believe that the shares of the Company are currently undervalued and that such a repurchase would result in a higher stock price for the remaining shareholders.

EXCESSIVE MANAGEMENT AND BOARD COMPENSATION

We believe that management should be compensated based upon successful operational performance as well as increasing shareholder value, something that has not happened over the past three years. During the 2003 through 2005 time period, Premiere’s Chairman and Chief Executive Officer, Mr. Boland Jones, received total compensation of $16.7 million (including salary, bonus, restricted stock grants, and other compensation). Of this $16.7 million, approximately $9.3 million was granted as 180,000 shares of restricted stock that is a part of a grant of 900,000 shares of restricted stock over five years that was awarded with out any link to the performance of the Company. During this three-year time-span, the stock of the Company has performed poorly, with basically flat performance until Crescendo became involved in December of 2006.

In addition to management’s excessive compensation, the members of the Premiere Board, in our opinion, receive egregious annual compensation, consisting of $30,000 in cash ($40,000 if the director attends all quarterly meetings), $80,000 of restricted stock and any additional committee fees and special meeting fees.

POOR CORPORATE GOVERNANCE POLICIES

Supermajority threshold to call special meetings of shareholders:

Although shareholders may call a special meeting, it requires 75% or more of the votes entitled to call the special meeting; this requirement severely limits shareholders’ ability to call a special meeting.

Separation of the role of Chairman of the Board and Chief Executive Officer:	Consolidation of power in combining the Chairman and Chief Executive offices represents a choice by the Company to meet only the minimum requirements of effective governance.

Supermajority Voting Provisions:	A supermajority vote is required for shareholders to amend certain provisions of the Company’s Bylaws, including rescinding the classified Premiere Board.

Staggered Board:

Premiere maintains a “staggered” or classified board — a policy which a 2002 study by Harvard University professors, Lucian Bebchuk, John Coates and Guhan Subramainian, found nearly doubles the likelihood of a company remaining independent and typically results in an 8% to 10% loss of value in companies targeted for acquisition by an uninvited suitor. [2]

[2] “The Powerful Antitakeover Force of Staggered Boards: Theory, Evidence, and Policy”, 54 Stanford Law Review 887-917 (2002)

Governance provisions such as these are contrary to the guidelines for corporate governance best practices issued by leading advocates of stockholder democracy, such as Institutional Shareholder Services (ISS) and Glass, Lewis & Co. Commentators and corporate governance experts disagree on the propriety and utility of such governance provisions. We believe that such provisions serve to entrench the Premiere Board and management team. Furthermore we believe the Premiere Board’s consolidation of power in combining the Chairman and Chief Executive Officer roles is not appropriate. We believe such a consolidation of power protects a management team in spite of erratic results, missed targets and failed strategic plans. Given the insulation provided to the Premiere Board by Premiere’s governance structures, one of the few avenues available to stockholders dissatisfied with the status quo is the stockholder proposal process.

THE COMMITTEE ADVOCATES THE HIRING OF AN INVESTMENT BANK TO EXPLORE ALL STRATEGIC OPTIONS

Due to the prolonged poor performance and undervaluation of the Company’s Shares, the Committee believes that the Premiere Board should retain a leading investment bank to explore all strategic alternatives available to the Company to maximize stockholder value, including, but not limited to, a sale to or merger with a third-party, divestitures and recapitalizations. We believe that the stockholders have not realized the significant value inherent in the Company’s strong market positions and operations due in large part to the factors described above. We believe that it is necessary for the Company to hire an independent investment bank to review and present all strategic alternatives because management and the Board have failed to increase shareholder value.

Management and the Premiere Board may argue that this is not the time to pursue new strategic alternatives to maximize value. The Committee believes that management lacks the credibility to make such claims, having demonstrated, in our opinion, a poor track record for predicting the future performance of our Company.

THE PREMIERE FULL VALUE COMMITTEE IS COMMITTED TO MAXIMIZING VALUE FOR ALL OF ITS SHAREHOLDERS

Certain members of the Committee are shareholders of the Company, owning collectively [4%] of the outstanding Common Stock. As such, our interests are aligned with yours. Our single goal is to maximize the value of Premiere’s common stock for the benefit of all shareholders

The Committee advocates the hiring of a reputable investment bank to explore all strategic alternatives to maximize shareholder value. Our Nominees are committed to this course of action for the Company and will, if elected, support a thorough and comprehensive strategic review of opportunities. Our Nominees will, if elected, constitute a minority of the Board, at least until the next Annual Meeting or some other change in composition of the Board. Accordingly, the Nominees, if elected, will not be able to adopt any measures without the support of at least some members of the current Premiere Board. The Nominees therefore should be expected to articulate and raise their concerns about Premiere’s business activities and strategy to maximize shareholder value with the rest of the Premiere Board members.

Our Nominees are committed to reviewing ALL strategic alternatives to maximize shareholder value, which, among other things, include the following:

•	Exploring strategic alternatives for Premiere.
•	Significant repurchasing of Premiere’s common stock as part of a self-tender offer.
•	Allocating capital in a more efficient manner.
•	Optimizing the capital structure of the Premiere.
•	Reducing executive compensation and bonus packages.
•	Improving corporate governance practices.

We fear that if shareholders do not act now to demand that the Premiere Board explore strategic alternatives to enhance shareholder value, the Premiere Board and management will take that as an endorsement of their previous policies. Once the pressure is off, we believe they will revert to their old practices. Remember that much of our Company’s value is in its ongoing operations and market positions, not in its hard assets. Ineffectual leadership of those operations over a longer period of time can be expected to result in weakened performance and earnings, decreased intrinsic value, and a lower stock price.

The following is a chronology of events leading up to this proxy solicitation:

❖	On November 30, 2006, Crescendo Partners II delivered a letter to Premiere requesting, pursuant to Section 14-2-1602 of the Georgia Business Corporation Act, a complete list of Premiere’s shareholders and other corporate records of Premiere (the “Demand Letter”) to allow the Committee to communicate with Premiere’s shareholders concerning the Committee’s director nominations, shareholder proposal and other matters relating to Premiere’s corporate governance and operations.

❖	On November 30, 2006, Crescendo Partners II delivered a letter to Premiere notifying Premiere of its intention to nominate Eric S. Rosenfeld and Colin D. Watson as Nominees for election to the Premiere Board at the 2007 Annual Meeting and proposing an amendment to Premiere’s Bylaws (the “Nomination Letter”).

❖	On December 18, 2006, Crescendo Partners II met with Boland Jones, Jeffrey Allred, and Sean O’Brien in Atlanta.

❖	On March 20, 2007, Crescendo Partners II received a letter from Premiere requesting that both Eric Rosenfeld and Colin Watson complete a questionnaire so that the Company’s Nominating and Governance Committee could perform a background check on each of the Nominees and could subsequently interview each of the Nominees.

❖	On March 23, 2007, Crescendo Partners II delivered a letter to Premiere notifying Premiere that Eric Rosenfeld and Colin Watson had filed all of the information that would be required to be disclosed for director nominees in proxy materials pursuant to Regulation 14A. Additionally, Crescendo Partners II stated that if Premiere were to commit in writing, without conditions, to the nomination of Eric Rosenfeld and Colin Watson as the Company’s director candidates for election at the 2007 Annual Meeting, subject only to interviews confirming the candidates qualifications, then they would be willing to meet with Premiere telephonically to discuss their background and credentials.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Premiere Board is currently composed of six directors divided into three classes serving staggered three-year terms. One class of directors is elected by the shareholders annually. At the 2007 Annual Meeting two directors will be elected. The Committee is seeking your support at the Annual Meeting to elect the Nominees in opposition to Premiere’s director nominees to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. However, if the Bylaw Proposal described in Proposal No. 2 later in this proxy statement is not approved by the requisite vote of shareholders, the terms of the Nominees will expire at the 2010 annual meeting of the Company’s shareholders.

The Nominees

The Committee has nominated two highly qualified nominees who we believe possess the expertise necessary to work to restore and enhance shareholder value. The Nominees are independent of the Company in accordance with SEC and Nasdaq Stock Market rules on board independence and are committed to exploring all alternatives to increase shareholder value. If elected, the Nominees are committed to acting in the best interest of Premiere’s shareholders and will pursue their efforts diligently and promptly.

Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly-held companies of each of the Nominees for at least the past five years. This information has been furnished to the Committee by the respective Nominees. Each of the Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a nominee. Each of the Nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company. The information below sets forth the names, ages (as of March 30, 2007), principal occupation and directorships of each of our nominees:

Name	Age	Present Principal Occupation and Five Year Employment History

Eric S. Rosenfeld	49
Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, a New York-based investment firm, since its formation in August 2000. Since its inception in June 2006, Mr. Rosenfeld has been the chairman of the board, chief executive officer and president of Rhapsody Acquisition Corp., a blank check company with an objective to acquire an operating business. From its inception in April 2004 until June 2006, Mr. Rosenfeld was the chairman of the board, chief executive officer and president of Arpeggio Acquisition Corporation, an OTC Bulletin Board-listed blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Arpeggio Acquisition Corporation completed its business combination with Hill International, Inc. in June 2006 and since such time Mr. Rosenfeld has served as a director of the surviving company. Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. Mr. Rosenfeld is currently chairman of the board of CPI Aerostructures, Inc., an American Stock Exchange-listed company engaged in the contract production of structural aircraft parts principally for the United States Air Force and other branches of the U.S. armed forces. He became chairman in January 2005 and a director in April 2003. He has been the chairman of the board of Computer Horizons Corp., a Nasdaq-listed company that provides IT professional services with a concentration in sourcing and managed services, since October 2005. He has been a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries, since July 2004. He was a director of Sierra Systems Group, Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm based in Canada, from October 2003 until its acquisition in January 2007 by Golden Gate Capital. He was a director of Geac Computer Corporation Limited, a Toronto Stock Exchange and Nasdaq-listed software company, from October 2005 until its sale to Golden Gate Capital in March 2006. He served as a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributes and develops electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies Inc., which was a Toronto Stock Exchange-listed company, from April 2003 until its sale to Kronos Inc. in November 2004. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Canadian-based customer relations management software company, from July 2003 until it was sold to chinadotcom in February 2004. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School.

Colin D. Watson	65
Mr. Watson served as president and chief executive officer of Vector Aerospace Corporation, a company engaged in the aviation repair and overhaul industry, from November 2003 through December 2004. He is a director of Louisiana-Pacific Corporation, a company engaged in the manufacturing of building products, Rogers Communications Inc., one of Canada’s largest communication companies, Great Lakes Carbon, a company that produces calcined petroleum coke, B Split 11 Corporation, a mutual fund corporation created to hold a portfolio of common shares of BCE Inc., Cygnal Technologies Corporation, a Toronto Stock Exchange-listed communications provider, Northstar Aerospace Corporation, a Toronto Stock Exchange-listed manufacturer of components and assemblies to the global aerospace industry, Vector Aerospace Corporation, a Toronto Stock Exchange-listed provider of aviation maintenance, repair and overhaul services for fixed-wing and rotary-wing aircraft, and Rhapsody Acquisition Corp. From April 1996 until January 2002, Mr. Watson served in various positions with Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines. In December 2001, he retired from the office of vice-chairman of Spar Aerospace Limited, a position he had held since January 2001. From January 2000 to December 2000, he was vice-chairman and chief executive officer of Spar Aerospace Limited and from April 1996 until December 1999, he was its president and chief executive officer. From April 1974 to April 1996, Mr. Watson was president and chief executive officer of Rogers Cable TV, one of Canada’s largest cable providers, and a director of Rogers Communications Inc. as well as director, president and chief executive officer of Rogers Cable TV. Mr. Watson is a member of the Chairman’s Advisory Council of Harbourfront Centre and Sunnybrook Foundation and is a past Chairman of the Toronto Film Festival. Mr. Watson has been a member of the board of directors of Arpeggio Acquisition Corporation since its inception in April 2004. Mr. Watson received a Ba.Sc. (Mechanical Engineering) from the University of British Columbia and an MBA from the Richard Ivey School of Business at the University of Western Ontario.

The Committee has an agreement with Colin D. Watson that it will indemnify him against liabilities, costs and expenses related to the proxy contest.

Our Nominees will, if elected, constitute a minority of the Board, at least until the next Annual Meeting or some other change in composition of the Board. Accordingly, the Nominees will not be able to adopt any measures without the support of at least some members of the current Board. The Nominees therefore should be expected to articulate and raise their concerns about Premiere’s business activities and strategy to maximize shareholder value with the rest of the Board members.

The Nominees understand that, if elected as directors of Premiere, each of them will have an obligation under Georgia law to discharge his duties as a director in good faith, consistent with his fiduciary duties to Premiere and its shareholders.

There can be no assurance that the actions the Nominees intend to take as described above will be implemented if they are elected or that the election of the Nominees will improve the Company’s business or otherwise enhance shareholder value. Your vote to elect the Nominees does not constitute a vote in favor of the Committee’s value-enhancing plans for Premiere. Your vote to elect the Nominees will have the legal effect of replacing one incumbent director of Premiere and filling the existing vacancy on the Premiere Board with the Nominees. There can be no assurance that shareholder value will be maximized as a result of this solicitation or the election of the Nominees.

The Committee does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for substitute nominees. In addition, the Committee reserves the right to nominate substitute persons if Premiere makes or announces any changes to the Bylaws or its Amended and Restated Articles of Incorporation or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees. In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominees. The Committee reserves the right to nominate additional persons if Premiere increases the size of the Premiere Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Committee that any attempt to increase the size of the current Premiere Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of Premiere’s corporate machinery.

WE STRONGLY RECOMMEND THAT YOU VOTE
“FOR” THE ELECTION OF OUR NOMINEES

PROPOSAL NO. 2

PROPOSAL TO DECLASSIFY THE PREMIERE BOARD

Our Nominees are committed to implementing corporate governance reforms at Premiere. Section 3.2 of the Bylaws stipulates in relevant part that “The terms of office of directors will be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total, with the actual number of directors within each of the three classes to be determined by vote of a majority of the entire Board of Directors. The terms of directors in the first class expire at the first annual shareholders’ meeting after their election. The terms of the second class expire at the second annual shareholders’ meeting after their election, and the terms of the third class expire at the third annual shareholders’ meeting after their election. At each annual shareholders’ meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire.” As detailed below, the Committee proposes that Premiere eliminate its three-class structure and that all directors be required to stand for election each year. Under the Bylaws, this proposal will require the affirmative vote of 75% of the outstanding shares of common stock of the Company in order to be approved and adopted.

Commentators and corporate governance experts disagree on the propriety and utility of such governance provisions. We believe that a classified board has served to entrench the Premiere Board and management team and has reduced the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis.

The Committee intends to present the following Bylaw Proposal at the Annual Meeting:

To approve an amendment to the Company’s Second Amended and Restated Bylaws to delete Article 3.2 in its entirety and to replace it with the following:

“3.2 NUMBER, ELECTION AND TERM OF OFFICE. The number of directors of the Corporation shall be fixed by resolution of the Board of Directors from time to time and, until otherwise determined, shall be between three and ten; PROVIDED, HOWEVER, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 3.4, all directors of the Corporation shall be elected at each annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting. Each director shall hold office until the next election of directors by the shareholders and until such director’s successor shall have been duly elected and qualified, except in the case of such director’s earlier death, retirement, disqualification, resignation or removal. If the number of directors is increased and any newly created directorships are filled by the Board of Directors, the terms of the additional directors shall expire at the next election of directors by the shareholders.”

Given the insulation provided to the Premiere Board by Premiere’s current governance structures, the shareholder proposal process is one of the few avenues available to shareholders dissatisfied with the status quo.

The Committee believes that the above amendment to declassify the Premiere Board will serve to increase the Premiere Board’s accountability to all shareholders and minimize the impact of entrenched directors and management. The Committee believes that directors who are up for re-election only every three years are less likely to be attentive to shareholder concerns and are thus more likely to “rubber stamp” management decisions. In addition, the current classified board structure serves as an unwarranted de facto anti-takeover defense. A classified board ensures that no shareholder or group of shareholders, regardless of ownership interest, may compel the company to yield to a takeover attempt through the removal of directors.

If the Bylaw Proposal is approved by 75% of the outstanding shares of common stock of the Company, then the bylaw amendment will become effective as of the 2008 annual meeting of the Company’s shareholders and the terms for all directors would end at the 2008 annual meeting of the Company’s shareholders. Beginning with the 2008 annual meeting of the Company’s shareholders, all directors would be elected for one-year terms at each annual meeting. If the stockholders do not approve the proposed bylaw amendment to declassify the Premiere Board, the Premiere Board will remain classified, the two directors elected at the Annual Meeting will serve a three-year term expiring in 2010, and all other directors will continue in office for the remainder of their three-year terms, subject to their earlier death, resignation or removal.

YOU ARE URGED TO VOTE FOR THE COMMITTEE’S PROPOSAL TO AMEND PREMIERE’S SECOND AMENDED AND RESTATED BYLAWS TO DECLASSIFY THE PREMIERE BOARD.

Record Date and Voting

According to the Company’s proxy statement, as of [___________, 2007], the Company had outstanding  [____________] Shares entitled to be voted at the Annual Meeting. Each share is entitled to one vote on each matter submitted to a vote of shareholders. Only shareholders of record at the close of business on [__________, 2007] will be entitled to vote at the Annual Meeting. If your shares are registered directly in your name with the Company’s transfer agent, [________________], you are considered with respect to those shares the shareholder of record, and these proxy materials are being sent directly to you. As the shareholder of record, you have the right to submit your voting proxy directly to the Company using the enclosed proxy card or to vote in person at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” These proxy materials are being forwarded to you by your broker who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker to vote your shares, and your broker or nominee has enclosed a voting instruction card for you to use. If your shares are held by a broker or nominee, please return your voting card as early as possible to ensure that your shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the shareholder of record, you may not vote these shares in person at the meeting.

Under Georgia law and the Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. For each of Proposals 1 and 2 to be considered at the annual meeting, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the proposal is necessary to constitute a quorum for action on that matter. Abstentions, votes withheld from any nominee and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present for purposes of determining the presence or absence of a quorum with regard to any proposal at the annual meeting.

Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

With regard to the election of two Class I directors, each director must be elected by a plurality of the votes cast at this annual meeting by the holders of shares entitled to vote. Shareholders may vote “for” all of the director nominees, “withhold” authority to vote for all of the nominees or “withhold” authority to vote for any individual nominee but vote for all other nominees. Shares that are withheld from voting as to any nominee and broker non-votes will not affect the outcome. Shareholders of record may appoint proxies to vote their shares by signing, dating and mailing the GOLD proxy card in the envelope provided.

In accordance with the Bylaws, the affirmative vote of 75% of the outstanding shares of common stock of the Company is required to approve the Bylaw Proposal to declassify the Premiere Board.

Shares represented by properly executed, but unmarked, GOLD proxy cards will be voted at the Annual Meeting as marked and will be voted FOR the election of the Nominees to the Premiere Board and FOR the Proposal described herein, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

With respect to the Bylaw Proposal and any matters other than the election of directors to be voted on at the Annual Meeting, broker non-votes are not considered to be shares present, but abstentions are considered to be shares present and, therefore, abstentions will have the effect of votes against the proposal. Shareholders of record may appoint proxies to vote their shares by signing, dating and mailing the GOLD proxy card in the envelope provided.

You are being asked to elect the Nominees and to approve the Proposal described herein. The enclosed GOLD proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. Accordingly, you will not have the opportunity to vote for any of Premiere’s nominees. You can only vote for Premiere’s nominees by signing and returning a proxy card provided by Premiere. Shareholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. The participants in this solicitation intend to vote all of their Shares in favor of the Nominees and the Proposal described herein.

REVOCATION OF PROXIES

Shareholders of Premiere may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Committee in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement or to Premiere at 3399 Peachtree Road NE, The Lenox Building, Suite 700, Atlanta, GA 30326 or any other address provided by Premiere. Although a revocation is effective if delivered to Premiere, the Committee requests that either the original or photostatic copies of all revocations be mailed to the Committee in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement so that the Committee will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, MacKenzie Partners, Inc. may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees and approval of the Bylaw Proposal described herein.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE COMMITTEE’S NOMINEES TO THE BOARD OR FOR THE BYLAW PROPOSAL DESCRIBED IN THIS PROXY STATEMENT, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

METHOD OF COUNTING VOTES

The holders of not less than a majority of the number of shares of Premiere’s common stock outstanding and entitled to vote at the Annual Meeting must be represented in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum exists. Broker non-votes occur when brokers do not receive voting instructions from their customers on non-routine matters and consequently have no discretion to vote on those matters. If your Premiere shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a proxy card to be issued so that your shares will be represented at the Annual Meeting.

After a quorum is determined to exist at the Annual Meeting, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Rule 452 of the New York Stock Exchange permits a broker member to vote on certain routine, uncontested matters without specific instructions from the beneficial owners so long as the broker has transmitted proxy material to the beneficial owner at least 15 days prior to the annual meeting of shareholders. It is our view to the extent that we distribute material to the brokers for forwarding on to beneficial owners, the election of directors becomes a contested item and therefore the brokers will not issue a “routine” vote on behalf of the beneficial owners that have not instructed the brokers as to how they wish to vote on the election of directors. If a beneficial owner wishes to vote, they must provide the broker with specific instruction to vote.

ADDITIONAL INFORMATION

The principal executive offices of Premiere Global Services, Inc. are located at 3399 Peachtree Road NE, The Lenox Building, Suite 700, Atlanta, GA 30326. Except as otherwise noted herein, the information concerning Premiere has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

The principal offices of Crescendo Partners II are located at 10 East 53rd Street New York, New York 10022. Crescendo Partners II is an investment firm.

PROXY SOLICITATION; EXPENSES

Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email. Solicitation may be made by the Committee, including the Nominees, employees of Crescendo Partners II and its affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

In addition, the Committee has retained MacKenzie to solicit proxies on its behalf in connection with the 2007 Annual Meeting. MacKenzie will employ approximately [12] people in its efforts. We have agreed to reimburse MacKenzie for its reasonable expenses and to pay to MacKenzie a fee of up to $[       ].

The entire expense of our proxy solicitation is being borne by Crescendo Partners II. In the event that our Nominees are elected to the Premiere Board, we will seek reimbursement of such expenses from Premiere and will not submit such reimbursement to a vote of shareholders. In addition to the engagement of MacKenzie described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses are expected to be approximately $[____], of which no amounts have been paid to date.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Each member of the Committee is a participant in this solicitation. Eric Rosenfeld is the Managing Member of Crescendo Investments, a Delaware limited liability company, which in turn is the general partner of Crescendo Partners II, a Delaware limited partnership. The principal occupation of Mr. Rosenfeld is serving as the managing member of Crescendo Investments and the managing member of the general partner of Crescendo Partners II, whose principal business is investing in securities. The principal business of Crescendo Investments is acting as the general partner of Crescendo Partners II. The principal business of Crescendo Partners II is investing in securities. The principal business address of Mr. Rosenfeld, Crescendo Partners II and Crescendo Investments is 10 East 53rd Street, 35th Floor, New York, New York 10022. As of March 30, 2007, Crescendo Partners II is the beneficial owner of 2,809,400 Shares. Eric Rosenfeld and Crescendo Investments may be deemed to beneficially own the Shares held by Crescendo Partners II by virtue of their affiliation with Crescendo Partners II and each disclaims beneficial ownership of such Shares except to the extent of their pecuniary interest therein.

The principal business address of Mr. Watson is 72 Chestnut Park Road, Toronto, Ontario, Canada M4W 1W8.

As of March 30, 2007, Crescendo Partners II beneficially owned 2,809,400 shares of Common Stock of the Company. As the general partner of Crescendo Partners II, Crescendo Investments II may be deemed to beneficially own the 2,809,400 shares of the Company beneficially owned by Crescendo Partners II. Eric Rosenfeld may be deemed to beneficially own 2,809,400 shares of the Company by virtue of his position as managing member of Crescendo Investments II.

As of March 30, 2007, Mr. Watson may be deemed to beneficially own 5,000 shares of the Company by virtue of his position as President of Delacourt Holdings Ltd.

For information regarding purchases and sales of securities of Premiere during the past two years by the members of The Premiere Full Value Committee, see Schedule I.

No Nominee is involved in any material pending legal proceedings with respect to the Company. Except for what is set forth above, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director. None of the Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company.

The Committee reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

Except as set forth in this Proxy Statement (including Schedule A hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of Premiere; (iii) no participant in this solicitation owns any securities of Premiere which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of Premiere during the past two years; (v) no part of the purchase price or market value of the securities of Premiere owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of Premiere, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of Premiere; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Premiere; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of Premiere’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which Premiere or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by Premiere or its affiliates, or with respect to any future transactions to which Premiere or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table is reprinted from Premiere’s proxy statement filed with the
Securities and Exchange Commission on [________ __], 2007

THE COMMITTEE HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS ALREADY INCLUDED IN THE COMPANY’S PROXY STATEMENT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, BIOGRAPHICAL INFORMATION ON PREMIERE’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN INVESTMENT IN SHARES DURING THE PAST FIVE YEARS AND PROCEDURES FOR SUBMITTING PROPOSALS FOR INCLUSION IN THE COMPANY ’S PROXY STATEMENT AT THE NEXT ANNUAL MEETING. SHAREHOLDERS SHOULD REFER TO THE COMPANY’S PROXY STATEMENT IN ORDER TO REVIEW THIS DISCLOSURE.

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES DESCRIBED IN THIS PROXY STATEMENT.

Dated: [_________], 2007

Sincerely,

Your Fellow Shareholders:

THE PREMIERE FULL VALUE COMMITTEE

SCHEDULE I

TRANSACTIONS IN SECURITIES OF PREMIERE
DURING THE PAST TWO YEARS

Transactions in the Company’s common stock by Crescendo Partners II:

Date of Transaction	Nature of Transaction	Number of Shares

8/1/06	BUY	150,000
8/2/06	BUY	50,000
8/3/06	BUY	50,000
8/4/06	BUY	95,400
8/7/06	BUY	31,600
8/8/06	BUY	1,700
8/9/06	BUY	1,900
8/24/06	BUY	25,000
8/28/06	BUY	11,300
8/29/06	BUY	1,200
8/30/06	BUY	264,500
8/31/06	BUY	199,000
10/20/06	BUY	674,500
10/23/06	BUY	46,700
10/25/06	BUY	13,700
10/31/06	BUY	100
11/1/06	BUY	75,000
11/2/06	BUY	125,000
11/7/06	BUY	5,900
11/8/06	BUY	11,700
11/9/06	BUY	41,400
11/10/06	BUY	18,700
11/13/06	BUY	314,900
11/14/06	BUY	1,200
11/24/06	BUY	100,000
11/27/06	BUY	100,000
11/28/06	BUY	36,000
11/29/06	BUY	350,000
11/30/06	BUY	13,000

Transactions in the Company’s common stock by Delacourt Holdings Ltd.

Date of Transaction	Nature of Transaction	Number of Shares

11/30/06	BUY	5,000

IMPORTANT Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1.	If your shares are registered in your own name, please sign, date and mail the enclosed GOLD proxy card to MacKenzie Partners, Inc. (“MacKenzie”), in the postage-paid envelope provided today.

2.
If you have previously signed and returned a [white] proxy card to Premiere, you have every right to change your vote. Only your latest dated card will count. You may revoke any [white] proxy card already sent to Premiere by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to MacKenzie, or by voting in person at the Annual Meeting.

3.
If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed GOLD proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

4.	After signing the enclosed GOLD proxy card, do not sign or return the [white] proxy card, even as a sign of protest. Only your latest dated proxy card will be counted.

If you have any questions or need assistance in voting your GOLD proxy, please call our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016 ]

Call Toll-Free: l-800-322-2885
E-Mail: proxy@MacKenziepartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 30, 2007

GOLD PROXY
PREMIERE GLOBAL SERVICES, INC.

2007 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THIS PROXY IS SOLICITED ON BEHALF OF CRESCENDO PARTNERS II AND THE OTHER
MEMBERS OF THE PREMIERE FULL VALUE COMMITTEE
(COLLECTIVELY, THE”COMMITTEE”)

P R O X Y

The undersigned appoints Eric Rosenfeld and Gregory Monahan, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Premiere Global Services, Inc. (“Premiere” or the “Company”) which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Shareholders of the Company scheduled to be held at [__________________, __________, _________ ________, on _______________ __, 2007, at __:__ _.M. (local time), and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

The solicitation is being made on behalf of Crescendo Partners II, L.P., Series E, Crescendo Investments II, LLC, Eric Rosenfeld and Colin D. Watson.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Committee a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒ Please mark vote as in this example

Proposal 1 – Proposal to Elect Eric Rosenfeld and Colin D. Watson to serve as directors of the Company until the 2010 annual meeting of shareholders, unless Proposal 2 is approved, in which case Messrs. Rosenfeld and Watson would serve as directors until the 2008 annual meeting of shareholders, if elected.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Eric Rosenfeld Colin D. Watson	☐	☐	☐

Proposal 2 – Proposal to amend the Company’s Amended and Restated Bylaws to eliminate the classification of the Board of Directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

 THE COMMITTEE STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF ITS NOMINEES IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.